Exhibit 99.1

CytoSorbents Appoints Thomas Shannon as Vice President of Marketing for North America

PRINCETON, N.J., April 14, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today announced the appointment of Thomas Shannon as Vice President of Marketing for North America. With anticipated marketing approval, Mr. Shannon will lead the marketing strategy and execution for DrugSorb™-ATR in the U.S. and Canada.

“We are thrilled to welcome Tom to the CytoSorbents team as we prepare for the potential launch of DrugSorb-ATR in the U.S. and Canada,” stated Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “Tom brings outstanding leadership and a proven track record of commercial success in introducing groundbreaking cardiovascular and critical care technologies to stakeholders across the U.S. and globally. His expertise will be invaluable in driving the successful commercialization of DrugSorb-ATR, as we work to reduce the risk of serious perioperative bleeding in patients undergoing coronary artery bypass graft (CABG) surgery while on the blood thinner Brilinta®.”

Mr. Shannon is a global strategic marketing executive who brings over 25 years of experience commercializing life-saving technologies for high growth cardiovascular surgery and extracorporeal therapy-focused medical device companies. Previously, Mr. Shannon served as Vice President of Sales and Marketing at Genesee Biomedical, an innovator in cardiac heart valve repair, and Director of Marketing at Fresenius Medical Care (NYSE: FMS), where he established their Heart and Lung Acute Care division and launched the first ever FDA-cleared long-term extracorporeal membrane oxygenation (ECMO) life support device. At Getinge (formerly Maquet) (Stockholm GETI-B.ST), Mr. Shannon commercialized 20 new products across the Americas, including the successful launch of the market-leading CardioHelp® ECMO platform, managed a $450 million cardiac and vascular surgery portfolio, and consistently delivered double digit growth year-over-year. During his tenure at Medtronic (NYSE: MDT), Tom led initiatives in sales, therapy development and marketing, and product launches including anti-coagulation monitoring devices, blood pumps, and autotransfusion technologies. Earlier in his career, Tom spent 17 years as a healthcare practitioner, including 12 years as a cardiovascular perfusionist, supporting complex cardiothoracic surgeries.

“I have had the good fortune to help lead the launch and commercialization of some major innovations in critical care and cardiac surgery during my career,” commented Tom Shannon. “Of them all, I am impressed by the straight-forward and compelling value proposition that DrugSorb-ATR can represent for patients, surgeons, and hospital systems. In particular, intraoperative and postoperative bleeding in CABG patients due to blood thinning medications such as Brilinta® is a major problem for cardiac surgeons that only continues to get worse. As a former cardiovascular perfusionist, I cannot overstate the importance of intraoperative stability and low bleeding to the cardiovascular surgeon and surgical team. They want a smooth operation without complications. I am excited to have this new opportunity to collaborate closely with the dedicated and passionate team at CytoSorbents to ensure that patients have access to this innovative breakthrough technology.”

DrugSorb-ATR is a U.S. FDA Breakthrough medical device which we believe is uniquely positioned to address the critical issue of perioperative bleeding caused by blood thinners like Brilinta® in patients undergoing CABG surgery. The Company’s marketing applications for DrugSorb-ATR continue to be in substantive and interactive review with the U.S. FDA and Health Canada, and the Company continues to expect regulatory decisions from both agencies in 2025. Until then, DrugSorb-ATR is an investigational device that is neither cleared nor approved in the United States and Canada, respectively.

Brilinta® and Cardiohelp® are registered trademarks of AstraZeneca and Getinge, respectively.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelot and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its MDSAP certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA & Adanna G. Alexander, PhD

ICR Healthcare

ir@cytosorbents.com